[[1]]FINEDG:[18396.LTR]00002.PIP
  EDGAR only               EDG: 27-FEB-1997
 04:50   BLK: 00-000-0000 00:00
[[1]]BISYS FUND SERVICES
 A/R FUNDS/UIT   R.R. Donnelley
 (614) 461-6464        EDITOR A2.7-3

                [LETTERHEAD OF ERNST
& YOUNG LLP APPEARS HERE]




Board of Trustees
HSBC Mutual Funds Trust


In planning and performing our
 audit of the financial statements of
HSBC Mutual Funds Trust (comprised
 of the Growth & Income Fund, New York
Tax-Free Bond Fund, Small Cap Fund,
 Fixed Income Fund and Short-Term U.S.
Government Fund) for the year ended
 December 31, 1996, we considered its
internal control structure, including
procedures for safeguarding securities,
in order to determine our auditing
 procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements
of Form N-SAR, not to provide assurance
 on the internal control structure.

The management of HSBC Mutual
 Funds Trust is responsible for establishing and maintaining an internal control structure.  In fulfilling this
responsibility, estimates and judgments
 by management are required to
assess the expected benefits and related costs of internal control structure policies and procedures. Two of the objectives of an internal control structure are to provide management with reasonable, but not absolute,
assurance that assets are safeguarded
against loss from unauthorized use or
disposition and that transactions are
 executed in accordance with management's authorization and recorded properly to permit preparation of financial
statements in conformity with
generally accepted accounting principles.

Because of inherent limitations in
any internal control structure, errors or irregularities may occur and not be detected.  Also, projection of any
evaluation of the structure to future
 periods is subject to the risk that it
may become inadequate because of
 changes in conditions or that the
effectiveness of the design and
 operation may deteriorate.

Our consideration of the internal
control structure would not necessarily
disclose all matters in the internal
 control structure that might be material weaknesses under standards established by the American Institute of Certified
Public Accountants.  A material weakness
 is a condition in which the design or
operation of the specific internal control
 structure elements does not reduce
to a relatively low level the risk that
errors or irregularities in amounts
that would be material in relation to
 the financial statements being audited
may occur and not be detected within
 a timely period by employees in the
normal course of performing their
 assigned functions. However, we noted no matters involving the internal control structure, including  procedures for
safeguarding securities, that we
 consider to be material weaknesses as defined above as of December 31, 1996.

This report is intended solely for the
 information and use of management and
the Securities and Exchange Commission.


                            /s/ Ernst & Young LLP
                         ERNST & YOUNG LLP


February 10, 1997